UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

June 28, 2010

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

Commission File No. 001-31299

MEDICAL STAFFING NETWORK HOLDINGS, INC.

(Exact Name Of Company As Specified In Its Charter)

Delaware	65-0865171
(State Or Other Jurisdiction Of Incorporation Or Organization)	(IRS Employer Identification No.)

901 Yamato Road, Suite 110

Boca Raton, Florida 33431

(Address Of Principal Executive Offices)

(561) 322-1300

(Company’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

On June 28, 2010, Medical Staffing Network Holdings, Inc. (the “Company”) and all of its wholly-owned subsidiaries, including Medical Staffing Network, Inc. and Medical Staffing Holdings, LLC, entered into a Third Amendment to Forbearance Agreement (the “Amendment”) with General Electric Capital Corporation (“GECC”), as administrative agent, and with the required percentage of the first lien lenders under the Company’s Amended and Restated Credit Agreement dated March 12, 2009 (the “First Lien Credit Agreement”). Under the Amendment, GECC, as agent, and the first lien lenders have agreed to forbear from exercising default related rights and remedies with respect to the first lien debt until July 2, 2010, unless a “Forbearance Default,” as defined in the Second Forbearance Agreement, Limited Waiver and Amendment to Amended and Restated Credit Agreement entered into between the above-named parties effective as of April 7, 2010 occurs prior to that date.

The Amendment also increases from $7 million to $9 million (at any one time outstanding) the amount that GECC may make available to the Company for additional revolving loans if the Company needs liquidity assistance to meet its obligations as they come due (based on a cash flow schedule approved between the Company, GECC, as agent, and the first lien lenders).

The Company continues to have discussions with its lenders about the restructuring contemplated by the Restructuring Support Agreement (the “RSA”) among the Company and its subsidiaries, GECC, as administrative agent, all of the first lien lenders under the First Lien Credit Agreement and more than 90% of the second lien lenders under the Company’s Amended and Restated Second Lien Credit Agreement, dated March 12, 2009. In that regard, it is currently anticipated that the definitive terms of the restructuring will be more completely documented in a proposed Asset Purchase Agreement (the “APA”) and in a definitive credit agreement providing for a $15 million debtor-in-possession credit facility to be provided by GECC and the first lien lenders (the “DIP Facility”), which definitive agreements are expected to be entered into between the effective date of the RSA and the date on which the Company files its voluntary petition under Chapter 11 (currently expected to be filed on July 2, 2010).

As previously disclosed, the RSA provides a number of grounds on which the RSA may be terminated, in which event GECC and the first lien lenders and second lien lenders will no longer be obligated to support the restructuring of the Company’s indebtedness, to provide the DIP Facility, or to proceed with the acquisition transaction. Further, the sale of the Company’s assets and business to the first lien lenders pursuant to the APA and the terms of the DIP Facility will be subject to approval by the Bankruptcy Court. As a result, while the Company expects the restructuring to be completed in accordance with the terms of the RSA, there can be no assurance that the definitive agreements referred to above will be entered into or that the restructuring will be successfully completed.

Item 9.01	Exhibits.

(d)	Exhibits

The following exhibits are filed as a part of this Current Report on Form 8-K:

Exhibit 10.1     Third Amendment to Forbearance Agreement, dated June 28, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Medical Staffing Network Holdings, Inc.

By:	/s/ Kevin S. Little
Kevin S. Little President and Chief Financial Officer

Dated: June 28, 2010

Exhibit Index

Exhibit Number	Description

10.1	Third Amendment to Forbearance Agreement, dated June 28, 2010

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